SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 12, 2023

SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive

Bohemia, New York 11716

(Address of principal executive offices)

(631) 567-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2023, the management of Scientific Industries, Inc. (the "Company"), together with the Audit Committee of the Company's Board of Directors (the "Audit Committee") reached a determination that the Company’s consolidated audited financial statements as of and for the fiscal year ended June 30, 2022 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and the Company’s consolidated unaudited financial statement as of and for the quarter period ended September 30, 2022 included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC, collectively the “Non-Reliance Periods”, should no longer be relied upon because of material misstatements contained in those consolidated financial statements. The Company’s management and the Audit Committee discussed the matters with Macias Gini & O'Connell LLP (“MGO”), the Company’s independent registered public accounting firm, and determined to restate its consolidated audited financial statements for the Non-Reliance Periods. During the preparation of its audited financial statements for the six-month transition period ended July 1, 2022 to December 31, 2022, the Company identified an error in the assessment of a full valuation allowance against the consolidated net deferred tax asset and in addition the Company identified an error in the analysis in the annual goodwill impairment testing of the Company’s Bioprocessing segment. Upon further analysis of the error, the Company has determined that it should have allocated a full valuation allowance to the consolidated net deferred tax asset and a goodwill impairment charge to the Bioprocessing Systems reporting unit in the fiscal year ended June 30, 2022.  In connection with these restatements, the Company also identified material weaknesses in internal controls related to the recording of impairment to the Company’s goodwill intangible assets and income tax provision and related valuation allowance against the net, deferred tax assets.

The Company will include restated financial information for the affected periods in a footnote to the financial statements included in the Company's Annual Report on Form 10-KT for the six-month transition period ended July 1, 2022 to December 31, 2022, as well as in future Quarterly Reports or Form 10-Q. The Company has not filed and does not intend to file an amendment to the Company’s previously filed Quarterly Reports on Form 10-Q for the affected periods.

ITEM 9.01 Financial Statements and Exhibits

(a),(b),(c) not applicable

(d) Exhibits

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: April 17, 2023	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer

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